Exhibit 77Q1 - Additional Items

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the registrant has included the complete list of foreign sub-custodians below.

Item 15

Foreign Sub-Custodian Network for BNY Mellon

Country	Subcustodian Name Legacy BNY	City
Argentina	Citibank, Buenos Aires	Buenos Aires
Australia	National Australia Bank Ltd (2007)	Melbourne, Victoria 3000
Austria	UniCredit Bank Austria AG	Vienna, Austria
Bahrain	HSBC, Manama (2001)	Manama 304 Bahrain
Bangladesh	Standard Chartered Bank, Dhaka	Dhaka - 1000, Bangladesh
Belgium	Citibank International Plc	Breda, The Netherlands
Benin	Societe Generale de Banques de Banques en Cote d'lvoire	Plateau Abidjan
Bermuda	HSBC Bank Bermuda Limited	Cote d'Ivoire
Botswana	Stanbic Bank Botswana Ltd	Gaborone, Botswana
Brazil	Citibank N.A., Sao Paulo	Sao Paulo
Bulgaria	ING Bank N.V.	Sofia
Burkina Faso	Societe Generale de Banques en Cote d'lvoire	Plateau Abidjan
Canada	Canadian Imperial Bank of Commerce, Toronto	Cote d'Ivoire
Caymen Islands	The Bank of New York Mellon	London
Channel Islands	The Bank of New York Mellon	London
Chile	Banco de Chile	Las Condes, Santiago
China A	HSBC Bank (China) Company Limited	Shanghai
China B	HSBC Bank (China) Company Limited	Shanghai
Colombia	Cititrust Colombia S.A.,	Santa Fe de Bogota, D.C.
Croatia	Privredna banka Zagreb	10000 Zagreb
Costa Rica	Banco BCT	Edificio BCT
Cyprus	BNP Paribas	Athens
Czech Republic	ING Bank N.V Prague	Prague
Denmark	Danske Bank	Copenhagen
Ecuador	Banco de la Produccion S.A	Quito
Egypt	HSBC	Maadi, Cairo
Estonia	Hansabank LTD	Tallinn
Euroclear	Euroclear Bank S.A	Brussels
Finland	SEB Finland	Helsinki
France	BNP Paribas Securities Services, Paris/ CASEIS Bank	Paris
Germany	BNY Mellon Asset Servicing GmbH	Offenbach am Main
Ghana	Stanbic Bank Ghana Limited	Accra
Greece	BNP Paribas Securities Services	Athens
Guinea Bissau	Societe Generale de Banques	Plateau Abidjan
Hong Kong	HSBC, Hong Kong	Kowloon
Hungary	ING Bank Hungary	Budapest
Iceland	Landsbanki Islands	Reykjavik
India	Deutsche Bank AG Mumbai/ HSBC	Mumbai
Indonesia	HSBC, Jakarta	Jakarta
Ireland	The Bank of New York Mellon, London Branch	Manchester
Israel	Bank Hapoalim B.M	Tel Aviv 61000, Israel
Italy	Intesa Sanpaolo S.p.A	20152 Milan
Ivory Coast	Societe Generale de Banques	Plateau Abidjan
Japan	BTMU/ Mizuho Corporate Bank	Tokyo
Jordan	HSBC, Amman	Amman
Kazakhstan	HSBC, Kazakhstan	Almaty
Kenya	CFC Stanbic Bank Limited	Nairobi
Kuwait	HSBC Middle East Ltd	Safat
Latvia	Hansabank Limited	Riga
Lebanon	HSBC, Beirut	Beirut
Lithuania	SEB Bankas	Vilnius
Luxembourg	Banque et Caisse d'Epargne de l'Etat	Luxembourg
Malaysia	HSBC Malaysia	Kuala Lumpur
Mali	Societe Generale de Banques	Plateau Abidjan
Malta	HSBC Bank Malta	Valletta
Mauritius	HSBC, Port Louis	18 Cybercity, Ebene
Mexico	Banco Nacional De Mexico	Mexico City
Morocco	Citibank Maghreb	Casablanca
Namibia	Standard Bank Namibia LTD	Windhoek
The Netherlands	BNY Mellon Asset Servicing B.V	Manchester
New Zealand	National Australia Bank Ltd	Auckland
Niger	Societe Generale de Banques en Cote d'lvoire	Plateau Abidjan
Nigeria	IBCT Chartered Bank PLC	Victoria Island, Lagos
Norway	DnB Nor Bank ASA	Oslo
Oman	HSBC	Sultanate of Oman
Pakistan	Deutsche Bank AG, Karachi	Karachi
Palestinian Autonomous Area	HSBC	Ramallah, West Bank
Panama	HSBC	Panama City
Peru	Citibank del Peru, Lima	Lima
The Philippines	HSBC, Manila	Makati City
Poland	ING Bank Slaski	Warsaw
Portugal	Banco Comercial Portugues S.A., Lisbon	2744-002 Porto Salvo
Qatar	HSBC Middle East Ltd	Doha
Romania	ING Bank Bucharest	Bucharest
Russia	ING Bank	Moscow
Saudi Arabia	HSBC	Riyadh
Senegal	Societe Generale de Banques en Cote d'lvoire	Plateau Abidjan
Serbia	UniCredit Bank Austria AG	Belgrade
Singapore	United Overseas Bank Limited/ Development Bank of Singapore	Singapore
Slovakia	ING Bank N.V.	Bratislava
Slovenia	Unicredit Banka Slovenia	Ljubljana
South Africa	Standard Bank of South Africa	Johannesburg
South Korea	HSBC	Seoul
Spain	Banco Bilboa Vizcaya Argentaria/ Santander	Madrid
Sri Lanka	HSBC	Colombo
Swaziland	Standard Bank Swaziland Limited	Mbabane
Sweden	Skandinaviska Enskilda Banken, Stockholm	SE-106 40 Stockholm
Switzerland	Credit Suisse, Zurich	8070 Zurich
Taiwan	HSBC	Taipei
Thailand	HSBC/Bangkok Bank Public Company Ltd	Bangkok
Togo	Societe Generale de Banques en Cote d'lvoire	Plateau Abidjan
Trinidad and Tobago	Republic Bank Limited	Port of Spain, Trinidad & Tobago
Tunisia	Banque Internationale Arabe de Tunisie, Tunis	Tunis
Turkey	Deutche Bank A.S	Istanbul
Uganda	Stanbic Bank Uganda	Kampala
Ukraine	ING Bank Ukraine	Kyiv
United Arab Emirates	HSBC, Dubai	Dubai
United Kingdom	The Bank of New York Mellon, London Branch	Manchester
United States	The Bank of New York Mellon	New York
Uruguay	Banco Itau Uruguay S.A.	Montevideo
Venezuela	Citibank, N.A., Caracas	Caracas
Vietnam	HSBC	Ho Chi Minh City
Zambia	Stanbic Bank Zambia Limited	Lusaka
Zimbabwe	Stanbic Bank Zimbabwe Limited	Harare